As filed with the Securities and Exchange Commission on August 8, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ICU MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0022692
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

951 Calle Amanecer San Clemente, California	92673
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated ICU Medical, Inc. 2011 Stock Incentive Plan

(Full title of the Plan)

Brian M. Bonnell

Chief Financial Officer

ICU Medical, Inc.

951 Calle Amanecer

San Clemente, California 92673

(Name and address of agent for service)

(949) 366-2183

(Telephone number, including area code, of agent for service)

Copy to:

Daniel E. Rees

Latham & Watkins LLP

650 Town Center Drive, 20th Floor

Costa Mesa, California 92626

(714) 540-1235

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is filed by ICU Medical, Inc. (the “Company”) relating to the registration of 2,150,000 shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”), that may become issuable under the Third Amendment (the “Third Amendment”) to the Company’s Amended and Restated 2011 Stock Incentive Plan (the “2011 Plan” and as amended by the Third Amendment, the “Plan”). The Third Amendment was approved by the Company’s stockholders at the Company’s 2025 annual meeting of stockholders on May 13, 2025. The additional shares registered pursuant to the Plan are of the same class as other securities relating to the 2011 Plan, for which registration statements of the Company on Form S-8  (File Nos. 333-270546, 333-219106 and 333-198256) are effective.

Pursuant to General Instruction E of Form S-8, the contents of the above-referenced registration statements are incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.

Item 8. Exhibits.

Exhibit Number	Exhibit Description	Incorporated by Reference			Filed Herewith
		Form	Date	Number

4.1	Certificate of Incorporation of ICU Medical, Inc., as amended and restated	8-K	06/10/2014	3.1

4.2	Bylaws of ICU Medical, Inc., as amended and restated	8-K	11/03/2023	3.1

5.1	Opinion of Latham & Watkins LLP				X

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)				X

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm for the Company				X

24.1	Power of Attorney (included on signature page)				X

99.1	Amended and Restated ICU Medical, Inc. 2011 Stock Incentive Plan	10-K	02/27/2023	10.6

99.2	First Amendment to ICU Medical, Inc. Amended and Restated 2011 Stock Incentive Plan	10-K	03/02/2020	10.12

99.3	Second Amendment to ICU Medical, Inc. Amended and Restated 2011 Stock Incentive Plan	8-K	05/22/2023	10.1

99.4	Third Amendment to ICU Medical, Inc. Amended and Restated 2011 Stock Incentive Plan	8-K	05/14/2025	10.1

99.5	Form of Amended and Restated 2011 Stock Incentive Plan Restricted Stock Unit Award Agreement	S-8	03/15/2023	99.4

99.6	Form of Amended and Restated 2011 Stock Incentive Plan Performance Restricted Stock Unit Award Agreement	S-8	03/15/2023	99.5

107	Filing Fee Table				X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Clemente, State of California, on this 8th day of August 2025.

ICU MEDICAL, INC.

By:	/s/ Brian M. Bonnell
Brian M. Bonnell Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Vivek Jain, Brian M. Bonnell and Virginia Sanzone, and each of them, with full power of substitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Vivek Jain Vivek Jain	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	August 8, 2025

/s/ Brian M. Bonnell Brian M. Bonnell	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 8, 2025

/s/ Elisha W. Finney Elisha W. Finney	Director	August 8, 2025

/s/ Donald M. Abbey Donald M. Abbey	Director	August 8, 2025

/s/ David F. Hoffmeister David F. Hoffmeister	Director	August 8, 2025

/s/ David C. Greenberg David C. Greenberg	Director	August 8, 2025

/s/ Laurie Hernandez Laurie Hernandez	Director	August 8, 2025

/s/ Kolleen T. Kennedy Kolleen T. Kennedy	Director	August 8, 2025